Exhibit 99.1
Cano Health Announces Financial Results for the First Quarter 2023

Raises guidance for full year 2023 membership and total revenue;
maintains outlook for medical cost ratio and Adjusted EBITDA

Pursuing divestiture of certain non-core assets to strengthen its focus on high-performing Medicare Advantage business

MIAMI, May 9, 2023 /PRNewswire/– Cano Health, Inc. (“Cano Health” or the “Company”) (NYSE: CANO), a leading value-based primary care provider and population health company, today announced financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Financial Results
•Total membership of 388,667 including 207,420 Medicare capitated members, an increase of 44% and 29% year-over-year, respectively
•Total revenue of $866.9 million, compared to $704.3 million the prior year, an increase of 23% year-over-year
•Net loss of $(60.6) million, compared to a net loss of $(0.1) million in the prior year, primarily driven by a higher operating loss, the change in fair value of warrant liabilities, and higher interest expense
•Adjusted EBITDA1 of $5.0 million, compared to $29.2 million in the prior year

In the first quarter of 2023, capitated revenue of $841.1 million increased 25% year-over-year. Capitated revenue per member per month, or PMPM, was (13)% lower year-over-year, primarily driven by a higher proportion of non-Medicare members, partially offset by membership growth. The medical cost ratio, or MCR2, of 84.2% increased approximately 480 bps year-over-year and was primarily driven by a larger mix of ACO REACH, higher utilization of supplemental benefits among certain Medicare Advantage plans, and higher utilization of branded prescription medications. The Company expects the MCR to moderate throughout the year, particularly in the second half, due to continued higher-than-expected revenue PMPM and seasonal trends in medical costs, which include recoveries from stop loss and pharmacy rebates. The expected second half improvement in the MCR is in line with the performance realized in 2022.

Adjusted EBITDA of $5.0 million in the first quarter of 2023 was $(24.2) lower year-over-year, primarily driven by the higher medical cost ratio and higher operating expenses attributable to newer medical centers. The Company added 19 new medical centers during 2021 and 24 new medical centers during 2022.

2023 Guidance
The Company is raising its full year 2023 guidance for membership and total revenue and reaffirming its full year guidance for total MCR and Adjusted EBITDA provided on March 1, 2023. The outlook for full year 2023 is as follows:
1 Adjusted EBITDA is a non-GAAP financial measure defined under the heading “Non-GAAP Financial Measures”. A reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure is provided in the Reconciliation of Non-GAAP Adjusted EBITDA table included in this press release.
2 Medical Cost Ratio (“MCR”) is calculated as third-party medical expense divided by capitated revenue.

•Membership by year-end in the range of 390,000 to 400,000, an increase from the prior range of 375,000 to 385,000
•Total revenue in the range of $3.25 billion to $3.35 billion, an increase from the prior range of $3.15 billion to $3.25 billion
•Total medical cost ratio (MCR) in the range of 81.0% to 82.0% is unchanged from prior guidance
•Adjusted EBITDA3 of approximately $75 million to $85 million is unchanged from prior guidance

“We are pleased to start the year with solid operating and financial performance that was generally in-line with our expectations,” said Dr. Marlow Hernandez, Cano Health’s Chief Executive Officer. “Over the past six months, our management team has implemented a range of initiatives to improve our cost structure, improve operating cash flow, and simplify and optimize our business model. The first quarter results reflect meaningful operating efficiencies, and while we recognize there is more work to be done, as we continue to execute on our action plan, we expect our earnings trajectory to improve and accelerate, particularly in the second half of the year.”

Dr. Hernandez continued: “Cano Health has established a differentiated Medicare Advantage focused business model and, based on the historic performance of our more established medical centers, we expect to unlock substantial embedded profitability as our medical centers continue to mature. With a track record of industry-leading clinical outcomes and patient engagement, we are uniquely positioned to capture additional share of a compelling market opportunity, helping more patients live longer and healthier lives. We expect to continue our disciplined growth trajectory throughout 2023 and remain squarely focused on near-term execution to achieve sustainable profitability and build long-term value.”

Liquidity & Capital Management Update
As of March 31, 2023, the Company’s total liquidity was $152 million, comprising $32 million of unrestricted cash on its balance sheet and the full capacity of its $120 million revolver that was undrawn at such date. The Company’s long-term capital management strategy remains focused on improving Adjusted EBITDA and accelerating its path to positive free cash flow to reduce long-term debt and leverage ratios.

Strategic Update
Following a comprehensive evaluation of the Company’s operations, Cano Health is pursuing divestiture of certain non-core assets to strengthen the Company’s focus on Medicare Advantage. The Company’s full year 2023 guidance does not reflect any impact from divestitures. The Company has retained Oppenheimer & Co. as a financial advisor.

As of May 7, 2023, the Company had approximately 279 million shares of Class A common stock and 257 million shares of Class B common stock issued and outstanding. Total share count for the purposes of calculating the Company’s market capitalization was approximately 536 million.

Conference Call Information
Cano Health will host a conference call today at 5:00 PM ET to review the Company’s business and financial results for the first quarter ended March 31, 2023.
3 The Company is significantly reducing its investments in de novo medical centers in 2023; therefore, at the beginning of 2023, the Company revised its definition of Adjusted EBITDA to no longer add back losses related to these de novo medical centers, which include those costs associated with the ramp up of new medical centers and losses incurred up to 12 months after the opening of a new facility.

To access the live call and webcast, please dial (888) 660-6359 for U.S. participants, or +1 (929) 203-0867 for international participants, and reference the Cano Health First Quarter 2023 Earnings Conference Call and Conference ID 8371699. The conference call will also be webcast live in the “Events & Presentations” section of the Investor page of the Cano Health website.

A replay will be available in the “Events & Presentations” section of the Cano Health website for on-demand listening shortly after the completion of the call and will be available for 30 days.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to future events and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and could materially affect actual results, performance or achievements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import, including, without limitation, (i) our plans to improve our cost structure, improve operating cash flow, and simplify and optimize our business model and our expectations that as we continue to execute on our action plan, our earnings trajectory will improve and accelerate, particularly in the second half of the year, and to continue our disciplined growth trajectory throughout 2023, and remain squarely focused on near-term execution to achieve sustainable profitability and build long-term value; (ii) based on the historic performance of our more established medical centers, our plans to unlock substantial embedded profitability as our medical centers continue to mature; (iii) our belief that with a track record of industry-leading clinical outcomes and patient engagement, we are uniquely positioned to capture additional share of a compelling market opportunity and help patients live longer and healthier lives; (iv) our plans to improve Adjusted EBITDA and accelerate our path to positive free cash flow to reduce long-term debt and leverage ratios, as part of our long-term capital management strategy; (v) our plans to pursue the divestiture of certain non-core assets to strengthen our focus on our high-performing Medicare Advantage business; (vi) our expectation that our MCR will moderate throughout the year, particularly in the second half; and (vii) our financial guidance for 2023. These forward-looking statements are based on information available to us at the time of this release and our current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known or unknown factors, and it is impossible for us to anticipate all factors that could affect our actual results. It is uncertain whether any of the events anticipated by our forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations and financial condition. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in our forward-looking statements include, among others, changes in market or industry conditions, changes in the regulatory environment, competitive conditions, and/or consumer receptivity to our services; changes in our strategy, future operations, prospects and plans; developments and uncertainties related to the Direct Contracting Entity program; our ability to realize expected financial results, including with respect to patient membership, total revenue and earnings; our ability to predict and control our medical cost ratio; our ability to grow market share in existing markets and continue our growth; our ability to integrate our acquisitions and achieve desired synergies; our ability to maintain our relationships with health plans and other key payors; our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs; our ability to attract and retain members of management and our Board of Directors; and/or our ability to recruit and retain qualified team members and independent physicians.

Actual results may also differ materially from such forward-looking statements for a number of other reasons, including those set forth in our filings with the SEC, including, without limitation, the risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 15, 2023, as amended by our Annual Report on Form 10-K/A, filed with the SEC on April 7, 2023 (the “2022 Form 10-K”), as well as our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC during 2023 (which may be viewed on the SEC’s website at http://www.sec.gov or on our website at http://www.investors.canohealth.com/ir-home), as well as reasons including, without limitation, delays or difficulties in, and/or unexpected or less than anticipated results from our efforts to: (i) improve our cost structure, improve our operating cash flow, and simplify and optimize our business model, as well as improve and accelerate our earnings trajectory, achieve sustainable profitability, and/or accelerate our path to positive free cash flow, such as due to higher interest rates, higher than expected costs and/or greater than anticipated competitive factors; (ii) unlock substantial embedded profitability from our medical centers, such as due to lower than expected patient utilization rates and/or higher than expected operating costs; (iii) capture additional market share, such as due to higher than expected competition for our patients services; (iv) improve our Adjusted EBITDA, achieve free cash flow and/or reduce our long-term debt and leverage ratios, whether due to unexpected demands on our cash resources and/or lower than expected revenues; (v) evaluate and/or consummate any asset dispositions, such as due to tightness in the credit markets and/or M&A markets; (vi) unexpected changes to our MCR throughout 2023, such as due to unexpected developments with respect to our revenue PMPM, seasonal trends in medical costs, and recoveries from stop loss and pharmacy rebates; and/or (vii) achieve our financial guidance for 2023, such as due to a broad recessionary economic environment, less than anticipated utilization of our medical centers and/or access to less than anticipated sources of liquidity. For a detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our risk factor disclosure included in our filings with the SEC, including, without limitation, our 2022 Form 10-K. Investors should evaluate all forward-looking statements made in this release in the context of these risks and uncertainties. Factors other than those listed above could also cause our results to differ materially from expected results. Forward-looking statements speak only as of the date they are made and, except as required by law, we undertake no obligation or duty to publicly update or revise any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this release. Additionally, the business and financial materials and any other statement or disclosure on or made available through our websites or other websites referenced herein shall not be incorporated by reference into this release.

Non-GAAP Financial Measures
This press release contains certain non-GAAP financial measures as defined by the SEC rules. Adjusted EBITDA has not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization, adjusted to add back the effect of certain expenses, such as stock-based compensation expense, non-cash goodwill impairment loss, transaction costs (consisting of transaction costs and corporate development payroll costs), restructuring and other charges, fair value adjustments in contingent consideration, loss on extinguishment of debt and changes in fair value of warrant liabilities. For periods after December 31, 2022, as the Company is significantly reducing its investments in de novo medical centers in 2023, the Company revised its definition of Adjusted EBITDA to no longer add back losses related to these de novo medical centers, which include those costs associated with the ramp up of new medical centers and losses incurred up to 12 months after the opening of a new facility. The Company's management uses the non-GAAP financial measures as operating performance measures and as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation, including bonuses and other incentive compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. We believe these non-GAAP financial measures provide an additional tool for our management and investors to use in evaluating our financial condition, ongoing operating performance and trends and in comparing our financial measures with other similar companies. Management believes that its non-GAAP financial measures provide useful information to investors and greater transparency about the performance, from management’s perspective, of the Company's overall business because such measures eliminate the effects of certain charges that are not directly attributable to the Company's underlying operating performance. Additionally, management believes that providing its non-GAAP financial measures enhances the comparability for investors in assessing the Company’s financial reporting.

The Company’s non-GAAP financial measures should not be considered in isolation or as a substitute for their respective most directly comparable financial measures prepared in accordance with GAAP, such as net income/loss, operating income/loss, diluted earnings/loss per share or net cash provided by (used in) operating activities. The Company’s non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management about which expense, income and other items are excluded or included in determining these non-GAAP financial measures. In addition, other companies may define such non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. The Company’s non-GAAP financial measures should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC.

A reconciliation of the Company’s non-GAAP measures to their most directly comparable GAAP measures is available under the heading “Reconciliation of Non-GAAP Measures.”

The Company has not provided a quantitative reconciliation of its forward-looking Adjusted EBITDA to GAAP net loss, its most directly comparable GAAP measure, because the Company cannot predict with a reasonable degree of certainty and without unreasonable efforts certain reconciling items, such as certain costs and expenses that are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the computation of forward-looking GAAP net loss.

About Cano Health
Cano Health (NYSE: CANO) is a high-touch, technology-powered healthcare company delivering personalized, value-based primary care to approximately 390,000 members. With its headquarters in Miami, Florida, Cano Health is transforming healthcare by delivering primary care that measurably improves the health, wellness, and quality of life of its patients and the communities it serves. Founded in 2009, Cano Health has more than 4,000 employees, and operates primary care medical centers and supports affiliated providers in nine states and Puerto Rico. For more information, visit canohealth.com or investors.canohealth.com.

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Investor Relations Contact:
Jeffrey Geyer
Cano Health, Inc.
(786) 206-1930
investors@canohealth.com

Media Relations Contact:
Georgi Morales Pipkin
Cano Health, Inc.
(786) 206-3322
mediarelations@canohealth.com

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
(in thousands, except share and per share data)	2023	2022
Revenue:
Capitated revenue	$841,074	$674,351
Fee-for-service and other revenue	25,835	29,986
Total revenue	866,909	704,337
Operating expenses:
Third-party medical costs	708,331	535,779
Direct patient expense	68,427	60,677
Selling, general and administrative expenses	96,473	96,587
Depreciation and amortization expense	27,221	19,036
Transaction costs and other	10,086	8,375
Change in fair value of contingent consideration	(4,100)	(4,661)
Total operating expenses	906,438	715,793
Income (loss) from operations	(39,529)	(11,456)
Other income and expense:
Interest expense	(23,505)	(13,284)
Interest income	9	1
Loss on extinguishment of debt	—	(1,428)
Change in fair value of warrant liabilities	2,008	27,162
Other income (expense)	432	—
Total other income (expense)	(21,056)	12,451
Net income (loss) before income tax expense	(60,585)	995
Income tax expense (benefit)	—	1,080
Net income (loss)	$(60,585)	$(85)
Net income (loss) attributable to non-controlling interests	(32,435)	(745)
Net income (loss) attributable to Class A common stockholders	$(28,150)	$660

Net income (loss) per share attributable to Class A common stockholders, basic	$(0.12)	$—
Net income (loss) per share attributable to Class A common stockholders, diluted	$(0.12)	$—
Weighted-average shares used in computation of earnings per share:
Basic	239,802,085	191,410,221
Diluted	503,440,154	468,132,925

CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of,
(in thousands)	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash, cash equivalents and restricted cash	$44,888	$27,329
Accounts receivable, net of unpaid service provider costs	242,222	233,816
Prepaid expenses and other current assets	26,577	79,603
Total current assets	313,687	340,748
Property and equipment, net	131,762	131,325
Operating lease right of use assets	179,025	177,892
Goodwill	480,375	480,375
Payor relationships, net	559,809	567,704
Other intangibles, net	212,832	226,059
Other assets	66,886	4,824
Total assets	$1,944,376	$1,928,927
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$115,228	$105,733
Current portion of notes payable	6,444	6,444
Current portion of finance lease liabilities	2,388	1,686
Current portions due to sellers	44,318	46,016
Current portion operating lease liabilities	24,778	24,068
Other current liabilities	20,756	24,491
Total current liabilities	213,912	208,438
Notes payable, net of current portion and debt issuance costs	1,010,419	997,806
Long term portion of operating lease liabilities	167,562	166,347
Warrants liabilities	5,365	7,373
Long term portion of finance lease liabilities	6,017	3,364
Due to sellers, net of current portion	600	15,714
Contingent consideration	4,000	2,800
Other liabilities	32,100	32,810
Total liabilities	1,439,975	1,434,652
Stockholders’ Equity
Shares of Class A common stock	26	22
Shares of Class B common stock	26	27
Additional paid-in capital	594,994	538,614
Accumulated deficit	(314,182)	(286,032)
Total Stockholders' Equity before non-controlling interests	280,864	252,631
Non-controlling interests	223,537	241,644
Total Stockholders' Equity	504,401	494,275
Total Liabilities and Stockholders' Equity	$1,944,376	$1,928,927

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2023		2022
Cash Flows from Operating Activities:
Net loss	$(60,585)		$(85)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	27,221		19,036
Change in fair value of contingent consideration	(4,100)		(4,661)
Change in fair value of warrant liabilities	(2,008)		(27,162)
Loss on extinguishment of debt	—		1,428
Amortization of debt issuance costs	1,117		748
Non-cash lease expense	793		1,705
Stock-based compensation	9,351		13,816
Paid in kind interest expense	2,071		—
Changes in operating assets and liabilities:
Accounts receivable, net	(8,406)		(58,291)
Other assets	(121)		(3,060)
Prepaid expenses and other current assets	(3,673)		1,773
Interest accrued due to seller	—		97
Accounts payable and accrued expenses	11,543		10,010
Other liabilities	(2,673)		7,443
Net cash (used in) provided by operating activities	(29,470)		(37,203)
Cash Flows from Investing Activities:
Purchase of property and equipment	(5,080)		(7,776)
Acquisitions of subsidiaries including non-compete intangibles, net of cash acquired	—		(3,495)
Payments to sellers	(4,379)		(2,186)
Net cash (used in) provided by investing activities	(9,459)		(13,457)
Cash Flows from Financing Activities:
Payments of long-term debt	(1,611)		(1,611)
Debt issuance costs	(9,209)		(87)
Proceeds from long-term debt	150,000		—
Proceeds from revolving line of credit	15,000		—
Repayments of revolving line of credit	(99,000)		—
Proceeds from insurance financing arrangements	2,690		2,529
Payments of principal on insurance financing arrangements	(734)		(690)
Other	(648)	—	401
Net cash (used in) provided by financing activities	56,488		542

Net increase (decrease) in cash, cash equivalents and restricted cash	17,559		(50,118)
Cash, cash equivalents and restricted cash at beginning of year	27,329		163,170
Cash, cash equivalents and restricted cash at end of period	$44,888		$113,052

Reconciliation of Non-GAAP
Adjusted EBITDA
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2023	2022
Net income (loss)	$(60,585)	$(85)
Interest income	(9)	(1)
Interest expense	23,505	13,284
Income tax expense (benefit)	—	1,080
Depreciation and amortization expense	27,221	19,036
EBITDA	$(9,868)	$33,314
Stock-based compensation	9,351	13,816
Transaction costs (1)	10,572	9,871
Restructuring and other	1,032	2,585
Change in fair value of contingent consideration	(4,100)	(4,661)
Loss on extinguishment of debt	—	1,428
Change in fair value of warrant liabilities	(2,008)	(27,162)
Adjusted EBITDA	$4,979	$29,191

(1) Transaction costs included $0.5 million and $1.0 million of corporate development payroll costs for the three months ended March 31, 2023 and 2022, respectively. Corporate development payroll costs include those expenses directly related to the additional staff needed to support our transaction activity.

The March 31, 2022 Adjusted EBITDA has been adjusted to exclude $15.8 million in de novo losses, as the Company plans to significantly reduce its investments in de novo medical centers in 2023 and, accordingly, modified its definition of Adjusted EBITDA beginning January 1, 2023 to no longer include de novo losses in calculating Adjusted EBITDA.

Key Metrics
(UNAUDITED)

	Three Months Ended March 31,
	2023	2022	% Change
Members:
Medicare Advantage	140,366	119,105	17.9%
Medicare ACO REACH	67,054	41,201	62.7%
Total Medicare	207,420	160,306	29.4%
Medicaid	81,509	67,982	19.9%
ACA	99,738	41,045	143.0%
Total members	388,667	269,333	44.3%

Member months:
Medicare Advantage	416,776	354,415	17.6%
Medicare ACO REACH	202,683	125,089	62.0%
Total Medicare	619,459	479,504	29.2%
Medicaid	242,649	202,197	20.0%
ACA	283,961	121,911	132.9%
Total member months	1,146,069	803,612	42.6%

Per Member Per Month ("PMPM"):
Medicare Advantage	$1,180	$1,249	(5.5)%
Medicare ACO REACH	$1,489	$1,379	8.0%
Total Medicare	$1,281	$1,283	(0.2)%
Medicaid	$183	$257	(28.8)%
ACA	$11	$58	(81.0)%
Total PMPM	$734	$839	(12.5)%

Medical centers	170	137